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                                                               Exhibit 3(i)


                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                           THE COSMETIC CENTER, INC.

      FIRST:   The   name  of  the   corporation   (hereinafter   called   the
"Corporation") is The Cosmetic Center, Inc.

      SECOND: The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is Corporation Service Company.

      THIRD: The Corporation's purpose is to engage in, promote and carry on any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      FOURTH:

            (a) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty million (50,000,000) shares of common stock which shall be divided into classes, of which five million (5,000,000) shares with a par value of one cent ($.01) per share shall be Class A Common Stock ("Class A Common Shares"), five million (5,000,000) shares with a par value of one cent ($.01) per share shall be Class B Common Stock ("Class B Common Shares") and forty million (40,000,000) shares with a par value of one cent ($.01) per share shall be Class C Common Stock ("Class C Common Shares").

            (b) The relative rights, preferences and limitations of the Class A Common Shares and Class B Common Shares are identical in all respects, except that:

                  (1) the voting power for the election of directors and all other purposes is vested exclusively in the holders of Class B Common Shares ("Class B Stockholders") and, except as otherwise required by law and as set forth in clause (3) of this paragraph (b), the holders of Class A Common Shares ("Class A Stockholders") are not to have any voting power or be entitled to receive notice of meetings of stockholders. In all matters in which they have the right to vote, the Class A Stockholders have one vote per share and the Class B Stockholders have one vote per share;

                  (2) the aggregate number of authorized Class A Common Shares may be increased or decreased (but not below the number of outstanding Class A Common Shares) only by the affirmative vote of Class B Stockholders holding at least a majority of the then outstanding Class B Common Shares, voting together as a single class;

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                  (3) the affirmative vote of Class A Stockholders holding at least a majority of the then outstanding Class A Common Shares, voting together as a single class, shall be required to amend this Certificate of Incorporation if such amendment would alter or change the powers, preferences or special rights of the Class A Common Shares;

                  (4) a dividend or distribution in cash or property on Class A Common Shares may be greater than any dividend or distribution in cash or property on Class B Common Shares;

                  (5) a dividend or distribution in shares of the Corporation on Class A Common Shares may be paid or made only in Class A Common Shares; and

                  (6) a dividend or distribution in shares of the Corporation on Class B Common Shares may be paid or made in Class A Common Shares or Class B Common Shares.

            (c) In the event of a merger, consolidation or combination of the Corporation with another entity (whether or not the Corporation is the surviving entity) or in the event of the dissolution of the Corporation, Class A Stockholders shall be entitled to receive in respect of each Class A Common Share the same kind, and at the same ratio, of shares, evidences of indebtedness, other securities, cash, rights or any other property, or any combination of the foregoing, as Class B Stockholders shall be entitled to receive in respect of each Class B Common Share.

            (d) Each Class A Common Share shall convert automatically into one Class B Common Share if the number of outstanding Class B Common Shares is less than 10% of the aggregate number of outstanding Class A Common Shares and Class B Common Shares. For purposes of this paragraph (d), Class A Common Shares or Class B Common Shares repurchased by the Corporation would not be considered to be "outstanding" from and after the date of repurchase. In the event of any such conversion of the Class A Common Shares, certificates which formerly represented outstanding Class A Common Shares thereafter will be deemed to represent a like number of Class B Common Shares, and all Common Shares then authorized by the Certificate of Incorporation will be deemed to be Class B Common Shares.

            (e)(1) A Person (as defined below) who after March 13, 1992 acquires and continues to hold, directly or indirectly, in excess of 15% of the aggregate number of outstanding Class B Common Shares may not exercise the voting power of that number of the Class B Common Shares so acquired that are deemed to be excess Class B Common Shares for purposes of this paragraph (e). An acquisition of Class B Common Shares hereunder shall be deemed to include any Class B Common Shares that a Person acquires, directly or indirectly, in one transaction or in a series of transactions, or with respect to which the Person acts or agrees to act in concert with any other Person. The number of Class B Common Shares deemed hereunder to be

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      excess Class B Common Shares shall be determined on any date by application of the following formula:

                        (i) the percentage which the number of Class B Common Shares acquired since March 13, 1992 and then held by that Person bears to the aggregate number of outstanding Class B Common Shares;

                        (ii) minus the percentage which the number of Class A Common Shares acquired since March 13, 1992 at an equitable price and then held by that Person bears to the aggregate number of outstanding Class A Common Shares;

                        (iii)  times  the  aggregate   number  of  outstanding
      Class B Common Shares.

      For purposes of this determination, (A) any Class A Common Shares or Class B Common Shares issued by the Corporation since the last date on which a Person acquired any Class B Common Shares shall be considered to be not outstanding and (B) any Class A Common Shares or Class B Common Shares repurchased by the Corporation since the last date on which a Person acquired any Class A Common Shares or Class B Common Shares (whether in treasury or retired) shall be deemed still to be outstanding. Determination of excess Class B Common Shares shall be made as of the date that a Person, directly or indirectly, alone or with others, otherwise would seek to exercise or direct the exercise of voting power with respect to those Class B Common Shares.

                  (2) Class A Common Shares shall have been acquired at an equitable price for purposes of clause (1) of this paragraph (e) only if they were acquired at a price at least equal to the higher of:

                        (i) the highest per share price (including any broker commissions, transfer taxes and soliciting dealers' fees) paid by the acquiring Person for any Class B Common Shares acquired by that Person within either 60 days before or 60 days after the Class A Common Shares were acquired; or

                        (ii) the highest closing sale price during the 30-day period immediately before the Class A Common Shares were acquired of a Class B Common Share on the principal United States national securities exchange on which the Class B Common Shares are listed, or, if the Class B Common Shares are not listed on any United States national securities exchange, the highest closing sales price for a Class B Common Share during the 30-day period on the National Association of Securities Dealers, Inc. ("NASD") National Market System, or, if the Class B Common Shares are not listed on the NASD National Market System, the highest closing bid quotation for a Class B Common Share during the 30-day period on the NASD Automated Quotations System or any system in use, or, if no quotations are available, the fair

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      market value during the 30-day period of a Class B Common Share as determined in good faith by the Board of Directors of the Corporation.

      If any of the consideration given by the Person for any Class B Common Shares under subclause (i) of this clause (2) was other than cash, the value of such non-cash consideration shall be as determined in good faith by the Board of Directors of the Corporation.

                  (3) An acquisition of a Class B Common Share shall not include for the purposes of clause (1) of this paragraph (e) an acquisition:

                        (i) made pursuant to a contract existing prior to March 13, 1992; or

                        (ii) by bequest or inheritance, by operation of law upon the death of any individual, or by any other transfer without valuable consideration, including a gift that is made in good faith and not for the purpose of circumventing this paragraph (e).

                  (4) Unless there are affirmative attributes of concerted action, acting or agreeing to act in concert with any other Person shall not include for purposes of clause (1) of this paragraph (e) actions taken or agreed to be taken by Persons acting in their official capacities as directors or officers of the Corporation or actions by Persons related by blood or marriage.

                  (5) Notwithstanding that the voting power of any Class B Common Share cannot be exercised pursuant to this paragraph (e), that Class B Common Share shall be included in the determination of the voting power of the Corporation for any purpose under the Certificate of Incorporation or the Delaware General Corporation Law, unless otherwise provided in the by-laws of the Corporation.

                  (6) For purposes of this paragraph (e), "Person" includes, without limitation, a corporation (whether nonprofit or for profit), a partnership, an unincorporated society or association, and two or more persons having a joint or common interest.

            (f) No holder of shares of any class of the Corporation's capital stock, now or subsequently authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any of the following shares or other securities that may be issued, sold or offered for sale by the Corporation: (i) any shares of any class of the Corporation's capital stock, now or subsequently authorized; (ii) any options or warrants for such shares; (iii) any rights to subscribe to or purchase such shares; or (iv) any securities convertible into or exchangeable for such shares. However, in connection with the issuance or sale of any such shares or other securities, the Board of Directors, in its sole discretion, may offer shares or other securities, for purchase or

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      subscription by the holders of shares of any class of the Corporation's capital stock, except as may otherwise be provided by this Certificate of Incorporation as it may be amended from time to time.

            (g) Upon the conversion of the outstanding Class A Common Shares and Class B Common Shares into Class C Common Shares pursuant to the terms of the merger between the Corporation and Prestige Fragrance & Cosmetics, Inc., and notwithstanding any other provision of the restated certificate of incorporation of the Corporation, the Class C Common Shares shall have all the rights of common stock as provided in the Delaware General Corporation Law, including the right to vote on the election of directors and all other matters submitted to a vote of the holders of the Corporation's common stock. Each Class C Common Share shall have one vote per share.

      FIFTH:

            (a) The number of directors of the Corporation shall be fixed from time to time in the manner specified in the by-laws of the Corporation. The directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1994 and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1995, with each director in each class to hold office until his successor is elected and qualified. At each annual meeting of stockholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

            (b) Notwithstanding anything contained in this Certificate of Incorporation or the by-laws of the Corporation to the contrary, the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article FIFTH.

      SIXTH: The provisions for the regulation of the Corporation's internal affairs are to be stated in the Corporation's by-laws as the same may be amended from time to time. Election of the Corporation's directors are not required to be made by written ballot unless the Corporation's by-laws otherwise provide.

      SEVENTH: In addition to the rights, powers, privileges and discretionary authority expressly conferred by statute upon the Corporation's board of directors, it is hereby authorized and empowered to adopt, amend or repeal the Corporation's by-laws.

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      EIGHTH: The Corporation shall indemnify each person who may be indemnified (the "Indemnities") pursuant to Section 145 of the General Corporation Law of the State of Delaware (or any successor provision thereto) to the full extent permitted thereby. In each and every situation where the Corporation may do so under such section, the Corporation hereby obligates itself to so indemnify the Indemnitees, and in each case, if any, where the Corporation must make certain investigations on a case-by-case basis prior to indemnification, the Corporation shall pursue such investigations diligently, it being the specific intention of this Article EIGHTH to obligate the Corporation to indemnify each person whom it may indemnify to the fullest extent permitted by law at any time and from time to time. To the extent not prohibited by Section 145 of the General Corporation Law of the State of Delaware (or any other provision thereof), the Indemnitees shall not be liable to the Corporation except for their own individual willful misconduct or actions taken in bad faith.

      NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

      TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law hereafter is amended to further eliminate or limit the liability of a director of a corporation, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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      IN WITNESS WHEREOF, The Cosmetic Center, Inc. has caused this Restated
Certificate of Incorporation to be signed by its Vice President and Assistant Secretary, this 25th day of June, 1997.


/s/ Robert K. Kretzman                    /s/ Annamarie DellaFave
-----------------------------------       ---------------------------------
Robert K. Kretzman                              Annamarie DellaFave
Vice President and Secretary                    Assistant Secretary


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